As filed with the Securities and Exchange Commission on
November 14, 1996.             Registration No. 333-

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                    GREATER COMMUNITY BANCORP
 .................................................................
         (Exact name of issuer as specified in its charter)

          NEW JERSEY                22-2545165
 .................................................................
(State or other jurisdiction of    (IRS Employer
incorporation or organization)     Identification No.)

     55 UNION BOULEVARD, TOTOWA, NEW JERSEY  07512
 .................................................................
(Address of Principal Executive Offices)     (Zip Code)

                 1996 EMPLOYEE STOCK OPTION PLAN
 .................................................................
                    (Full title of the plan)

                         GEORGE E. IRWIN
           55 UNION BOULEVARD, TOTOWA, NEW JERSEY 07512
 .................................................................
                  (Name and address of agent for service)

                           201-942-1111
 .................................................................
   Telephone number, including area code, of agent for service
                 CALCULATION OF REGISTRATION FEE

                           Proposed     Proposed
Title of                   maximum      maximum
securities     Amount      offering     aggregate       Amount
to be          to be       price        offering          of
registered    registered*  per share*    price*          fee
               80,000      $16.875      $1,350,000
Common Stock   120,000     $17.25       $2,070,000     $1179.32


*A total of 200,000 shares are subject to the Plan, of which 80,000 shares are covered by options which have previously been issued at an exercise price of $16.875 per share. The proposed maximum offering price per share of the remaining 120,000 shares has been computed in accordance with 17 C.F.R. 230.457(c) on the basis of the average of the bid and asked prices of the Registrant's common stock on November 12, 1996.

                             PART II


        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents that have previously been filed with the Securities and Exchange Commission under Commission File No.
0-14294 are incorporated by reference into this Registration
Statement:

     1.   Annual Report on Form 10-KSB for the year ended
          December 31, 1995.

     2.   Quarterly Report on Form 10-QSB for the quarter ended
          March 31, 1996.

     3.   Quarterly Report on Form 10-QSB for the quarter ended
          June 30, 1996.

     4.   Current Report on Form 8-K dated December 31, 1995.

     5.   Current Report on Form 8-K/A dated December 31, 1995.

     6.   Current Report on Form 8-K dated June 28, 1996

     7.   Current Report on Form 8-K dated July 3, 1996.

     8.   Current Report on Form 8-K dated July 30, 1996.

     9.   Registration Statement under the Securities Exchange
          Act of 1934 on Form 8-A, effective March 20, 1986.

     All documents filed by the Registrant pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities

     The securities being registered are shares of the Registrant's Common Stock, Par Value $1.00 Per Share. Such securities are described in the Registrant's Registration
Statement under the Securities Exchange Act of 1934 on Form 8-A, effective March 20, 1986, which Registration Statement is incorporated herein by reference as provided in Item 3 above.

Item 5.  Interests of Named Experts and Counsel.

     None.




Item 6.  Indemnification of Directors and Officers

     (1) Indemnification. Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act, which sets forth the extent to which a corporation may indemnify its directors, officers and employees. More specifically, such law empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of such law the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

     With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

     The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

     A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determine he is entitled to indemnification.

     In accord with such statutory provision, Article VI of the Registrant's By-laws provides as follows:


           "INDEMNIFICATION OF DIRECTORS AND OFFICERS"

          "(a) Proceedings by Others. Provided a specific determination has been made as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation, or the legal representative of any such Director or officer, against reasonable costs, disbursements, and expenses, reasonable counsel fees, and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, in connection with any proceeding involving such Director or officer by reason of his being or having been such a Director or officer, other than a proceeding by or in the right of the Corporation, if

          "(i) such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and

          "(ii) with respect to any criminal proceeding, such Director or officer had no reasonable cause to believe his conduct was unlawful.

     "The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Director or officer did not meet the applicable standards of conduct set forth in subparagraphs (i) and (ii) hereof. No indemnification called for by this paragraph shall be made by the corporation unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth in subparagraph (i) and, if applicable, (ii) of this paragraph (a). Such determination shall be made

          "(1) by the Board of Directors acting by a quorum of Directors who were not parties to the proceeding; or

          "(2) if such a quorum is not obtainable, or even if obtainable and a quorum of the disinterested Directors so directs, by independent legal counsel in a written opinion;
     or

          "(3) by its Shareholders.

          "(b) Proceedings by Corporation. Provided a specific determination has been made, or court order entered, as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation against his reasonable costs, disbursements and counsel fees in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves such Director or officer by reason of his being or having been such Director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in no such proceeding shall indemnification be provided in respect of any claim, issue or matter as to which such Director or officer shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, in view of all circumstances of the case such Director or officer is fairly and reasonably entitled to indemnity for such reasonable costs, disbursements and counsel fees as the court shall deem proper. No indemnification called for by this paragraph shall be made by the Corporation unless ordered by a court, or unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth above in this paragraph (b). Such determination shall be made in one of three (3) manners referred to in the last sentence of paragraph (a) of this Article.

          "(c) Required Indemnification. Notwithstanding the requirements of paragraphs (a) and (b) for a determination that indemnification is proper in a specific case, the Corporation shall in all cases indemnify any person who is or was a Director or officer of the Corporation against reasonable costs, disbursements and counsel fees to the extent that such Director or officer has been successful on the merits or otherwise in any proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein.

          "(d) Advance Payment of Expenses Permitted. Reasonable cost, disbursements and counsel fees incurred by a Director or officer of the Corporation in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of any undertaking by on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Article.

          "(e) Proceeding Defined. As used in this Article VI, the term "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

          "(f) Provisions not Exclusive. The indemnification provided by this Article shall be in addition to, and not exclusive of, any other rights to which a Director or officer, or any rights to which an employee or agent, of the Corporation may be entitled under the laws of the State of New Jersey or under any agreement, vote of shareholders, or otherwise."

     (2) Insurance Coverage. Effective January 1, 1996, the registrant purchased directors and officers liability insurance coverage for a term of one year. The policy will indemnify the registrant, its officers and directors and the officers and directors of its subsidiaries against certain claims in the aggregate amount of $3 million with a standard deductible amount per claim. The coverage of such policy includes liabilities arising under the Securities Act of 1933, as amended.

         (3) Exculpation.  Paragraph  7  of  the  Certificate  of
Incorporation of Greater Community Bancorp, as amended, provides as follows:

          "A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification."


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits

         The following exhibits are being filed with this Registration Statement

         4.1 Restated Certificate of Incorporation filed July 3, 1996. (Incorporated by reference to Exhibit
                    3.1 to Report on Form 8-K dated July 3, 1996.)

         4.2 Bylaws of Greater Community Bancorp, adopted June 13, 1985. (Incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985.)

         4.3 Amendment to Bylaws amending Article III, Section 8, increasing age qualification from 70 to 75 under certain circumstances (Incorporated by reference to Exhibit 3.6, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995.

         4.4 Amendment to Bylaws amending Article III, Section 1 to increase stated time period from 90 to 120 days (Incorporated by reference to Exhibit 3.7, Item 21(a),
                    Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995).

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.1).

         23.2       Consent of Arthur Andersen LLP

         24.1 Power of Attorney of Certain Directors and Officers (included on signature page of this Registration Statement).

         99.1       1996 Employee Stock Option Plan of Greater Community
                    Bancorp

Item 9.  Undertakings

         The Undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of The Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Totowa, State of New Jersey, on November 13, 1996.

                             GREATER COMMUNITY BANCORP


                             By:/s/ George E. Irwin
                                 GEORGE E. IRWIN
                                President and Director


         We, the undersigned directors and officers of Greater Community Bancorp, do hereby jointly and severally appoint George E. Irwin our true and lawful attorney and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable Greater Community Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange
Commission, in connection with this Registrant on Statement on Form
S-8, including specifically but without Limitation, power of authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendment (including post-effective amendments) and supplements hereto, and we do each hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 13, 1996

                              /s/ John Soldoveri
                             JOHN SOLDOVERI
                             Chairman of the Board,
                             Principal Executive Officer
                             and Director

Date: November 13, 1996
                              /s/ George E. Irwin
                             GEORGE E. IRWIN
                             President and Director

Date: November 13, 1996
                               /s/ Naqi A. Naqvi
                             NAQI A. NAQVI
                             Treasurer, Principal Financial
                             Officer and Principal Accounting
                             Officer

Date: November 13, 1996
                              /s/ Alfred R. Urbano
                             ALFRED R. URBANO
                             Director

Date: November 13, 1996
                              /s/ Robert Conklin
                             ROBERT CONKLIN
                             Director

Date: November  , 1996

                             JOSEPH A. LOBOSCO
                             Director

Date: November 13, 1996
                               /s/ M. A. Bramante
                             M. A. BRAMANTE
                             Director

Date: November  , 1996

                             CHARLES J. VOLPE
                             Director

Date: November 13, 1996
                                /s/ Anthony M. Bruno, Jr.
                             ANTHONY M. BRUNO, JR.
                             Vice Chairman of the Board
                             and Director

Date: November 13, 1996              /s/ C. Mark Campbell
                             C. MARK CAMPBELL
                             Executive Vice President
                             and Director

Date: November  , 1996

                             WILLIAM T. FERGUSON
                             Director

                                    Registration No.

=====================================================================

                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549






                                EXHIBITS

                               FILED WITH

                                FORM S-8

                         REGISTRATION STATEMENT

                                  UNDER

                       THE SECURITIES ACT OF 1933




                        GREATER COMMUNITY BANCORP

         (Exact name of Registrant as specified in its charter)
======================================================================

                                EXHIBIT INDEX


         The documents listed below are being filed as Exhibits to the within Registration Statement on Form S-8.

Number                  Title

         4.1 Restated Certificate of Incorporation filed July 3, 1996. (Incorporated by reference to Exhibit 3.1 to Report on Form 8-K dated July 3, 1996.)

         4.2 Bylaws of Greater Community Bancorp, adopted June 13, 1985. (Incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985.)

         4.3 Amendment to Bylaws amending Article III, Section 8, increasing age qualification from 70 to 75 under certain circumstances (Incorporated by reference to Exhibit 3.6, Item 21(a), Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995.

         4.4 Amendment to Bylaws amending Article III, Section 1 to increase stated time period from 90 to 120 days (Incorporated by reference to Exhibit 3.7, Item 21(a),
                    Part II of Form S-4, Registration No. 33-62915, effective November 9, 1995).

         5.1 Opinion of Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered.

         23.1 Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.1).

         23.2       Consent of Arthur Andersen LLP

         24.1 Power of Attorney of Certain Directors and Officers (included on signature page of this Registration Statement).

         99.1       1996 Employee Stock Option Plan of Greater Community
                    Bancorp.

                                                EXHIBIT 5.1

                                                            November 13, 1996

Greater Community Bancorp
55 Union Boulevard
Totowa, NJ 07512

Gentlemen:

         We have acted as counsel to Greater Community Bancorp, a New Jersey Corporation (the "Company"), in connection with the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of l933, covering the registration of 200,000 shares of the Company's Common Stock, par value $1.00 per share, which may be issued in connection with the Company's 1996 Employee Stock Option Plan (the "Plan").

         We have examined such documents and instruments and satisfied ourselves as to such other matters as we deemed necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

         The shares of Common Stock being registered, when issued and delivered against payment therefor pursuant to the terms of the Plan, on or after the effective date of the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement.



                                  Very truly yours,

                                  WILLIAMS, CALIRI, MILLER & OTLEY
                                       A PROFESSIONAL CORPORATION


                                                          EXHIBIT 23.2



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Greater Community Bancorp:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1996 included in Greater Community Bancorp's
(formerly Great Falls Bancorp) Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included or made a part of this Registration Statement on Form S-8.



                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
November 12, 1996

                                EXHIBIT 99.1

                      GREATER COMMUNITY BANCORP
                    (FORMERLY GREAT FALLS BANCORP)
                     1996 EMPLOYEE STOCK OPTION PLAN


                          ARTICLE I.  PURPOSES

         The purposes of the Great Falls Bancorp 1996 Employee Stock Option Plan are to (i) attract and retain highly qualified employees, (ii) align employee and stockholder long-term interests by creating a direct link between employee compensation and stockholder return, (iii) enable employees of Great Falls Bancorp (the "Corporation") and its Subsidiaries to develop and maintain stock ownership positions in the Corporation, and
(iv) provide incentives to such employees to contribute to the Corporation's success. To achieve these objectives, the Plan provides for the granting of "incentive stock options" within the meaning of Section
422 of the Internal Revenue Code of 1986, as amended, "nonqualified stock options" and "stock appreciation rights."


                        ARTICLE II.  DEFINITIONS

         Whenever the following terms are used in this Plan, they shall have the meanings specified below:

         (a)   "Affiliate" shall mean the Corporation or a Subsidiary.

         (b)   "Board" shall mean the Board of Directors of the Corporation.

         (c) "Cause" shall mean (i) the conviction of the Participant of a felony by a court of competent jurisdiction, (ii) the indictment of the Participant by a State or Federal grand jury of competent jurisdiction for embezzlement or misappropriation of funds of an Affiliate or for any act of dishonesty or lack of fidelity towards an Affiliate, (iii) the written confession by the Participant of any act of dishonesty towards an Affiliate or any embezzlement or misappropriation of an Affiliate's funds, or (iv) willful or gross neglect of the duties for which the Participant was responsible, all as the Board of Directors of the Corporation, in its sole discretion, may determine.

         (d) "Change in Control" shall mean the occurrence of one or more of the following events: (i) the Corporation acquires actual knowledge that any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 25% of the combined voting power of the Corporation's then outstanding securities; (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate); (iii) the approval by the Corporation's stockholders of (a) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any reclassification or reorganization of the Corporation's then outstanding shares of Common Stock or a change in the Corporation's directors, other than the addition of not more than three directors), (b) a sale or disposition of all or substantially all of the Corporation's assets, or
(c) a plan of liquidation or dissolution of the Corporation; (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) a sale of (a) Common
Stock of the Corporation if after such sale any person (as defined above) other than an Affiliate owns a majority of the Common Stock or (b) all or substantially all of the Corporation's assets (other than in the ordinary course of business).

         (e) "Code" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

         (f) "Committee" shall mean the committee consisting of at least three (3) directors of the Corporation appointed by the Board to administer the Plan pursuant to the provisions of Article III of the Plan.

         (g) "Common Stock" shall mean the common stock of the Corporation, par value $1.00 per share.

         (h) "Corporation" shall mean Great Falls Bancorp, a New Jersey business corporation.

         (i) "Disability" shall mean permanent and total disability as defined by the Corporation's employee welfare benefit plan offering a long-term disability benefit, or, if no such benefit is offered, as defined by Section 105(d)(4) of the Code (prior to the repeal of such Section). "Disability" shall also exist if documented by a signed written opinion of a currently licensed medical doctor reasonably satisfactory to the Board, which written opinion shall set forth, without limitation, a medical opinion that the Participant is permanently disabled, the reasons for such disability, and the date of commencement of such disability.

         (j) "Employee" shall mean a common law employee (as defined in accordance with the regulations and Revenue Rulings then applicable under
Section 3401(c) of the Code) of an Affiliate.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

         (l) "Fair Market Value of Stock" shall mean for all purposes of the Plan as follows: (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported; (B) if the Shares are admitted to quotation on NASDAQ and have not been designated an NMS security, fair market value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date; (C) if the Shares are admitted to trading on a national securities exchange, fair market value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported; or (D) if neither (A), (B) nor (C) applies to the Shares, fair market value on any date shall be a price equal to the mean between the closing bid and asked prices for Shares, as quoted in writing to the Corporation by Ryan, Beck & Co., Inc., a principal market maker for transactions in the Corporation's Common Stock on the over-the-counter market, or other market maker designated by the Committee or the Board of Directors.

         (m) "Incentive Stock Option" shall mean a Stock Option whose terms satisfy the requirements imposed by Section 422 of the Code and which is intended by the Committee to be treated as an Incentive Stock Option.

         (n) "Nonqualified Stock Option" shall mean either (i) any Stock Option which, when granted, is not an Incentive Stock Option, or (ii) an Incentive Stock Option which, subsequent to its grant, ceases to qualify as an Incentive Stock Option because of a failure to satisfy the requirements of Section 422(b) of the Code.

         (o) "Non-Tandem Stock Appreciation Right" shall mean a Stock Ap-preciation Right not awarded in connection with a Stock Option.

         (p) "Participant" shall mean an Employee who has been granted a Stock Option and/or Stock Appreciation Right under the Plan.

         (q) "Plan" shall mean the Great Falls Bancorp 1996 Employee Stock Option Plan, as may be amended from time to time.

         (r) "Retirement" shall mean any normal or early retirement by a Participant pursuant to the terms of any pension, profit sharing or 401(k) plan, or policy of the Corporation or any Subsidiary which is applicable to such Participant at the time of his Termination of Service.

         (s) "Secretary" shall mean the corporate secretary of the Corporation.

         (t) "Securities Act" shall mean the Securities Act of 1933, as now in effect or as hereafter amended.

         (u)   "Shares" shall mean shares of Common Stock.

         (v) "Stock Appreciation Right" shall mean a right to receive cash or Common Stock in exchange for a Stock Appreciation Right which is awarded in accordance with the terms of the Plan.

         (w) "Stock Option" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

         (x) "Subsidiary(ies)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Corporation.

         (y) "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right awarded in connection with any Stock Option granted under the Plan, either at the time the Stock Option is granted or thereafter at any time prior to the exercise, termination or expiration of the related Stock Option.

         (z) "Terminate (Termination of) Service (or Termination)" shall mean the time at which the Participant ceases to provide services to an Affiliate as an Employee, but shall not include a lapse in providing services which the Committee determines to be a temporary leave of absence.


                      ARTICLE III.  ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") of the Board, which shall consist of all members of the Board who qualify as both: (i) a "disinterested person" within the meaning of the rules promulgated under Section 16(b) of the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum present at any meeting of the Committee may authorize any action. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Stock Option and/or Stock Appreciation Right granted pursuant thereto. All members of the Committee shall be indemnified by the Corporation with respect to any such action, determination or interpretation to the fullest extent permitted by law.

         Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (i) to determine which eligible Employees shall be granted Stock Options and/or Stock Appreciation Rights;
(ii) to grant Stock Options and/or Stock Appreciation Rights; (iii) to determine the times when Stock Options and/or Stock Appreciation Rights may be granted and the number of Shares that may be purchased pursuant to such Stock Options and/or the number of Shares associated with Stock Ap-preciation Rights; (iv) to determine the exercise price of the Shares subject to each Stock Option, which price shall be not less than the minimum specified in Section 6.1; (v) to determine the time or times when each Stock Option and/or Stock Appreciation Right becomes exercisable, the duration of the exercise period, and any other restrictions on the exercise of Stock Options and/or Stock Appreciation Rights issued hereunder; (vi) to prescribe the form or forms of the Stock Option and/or Stock Appreciation Rights agreements under the Plan; (vii) to determine the circumstances under which the time for exercising Stock Options and/or Stock Appreciation Rights should be accelerated and to accelerate the time for exercising outstanding Stock Options and/or Stock Appreciation Rights;
(viii) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of the Plan; (ix) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (x) to construe and interpret the Plan, the rules and regulations and the Stock Option and Stock Appreciation
Rights agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan;
provided, however, that with respect to those eligible Employees who are not "officers" of the Corporation, within the meaning of Section 16(b) of the Exchange Act, the Committee may delegate to any person or persons ("Subcommittee") all or any part of its authority as set forth in (i) through (x) above. All references in the Plan to the powers of a Subcommittee to act for the Committee shall be applicable only to the extent consistent with the foregoing provision and only to the extent consistent with the powers which have actually been delegated to it. All decisions, determinations and interpretations of the Committee, or Subcommittee, to the extent consistent with such delegation, shall be final and binding.

         The provisions of this Article III shall survive any termination of the Plan.


                   ARTICLE IV.  SHARES SUBJECT TO PLAN

         The aggregate maximum number of Shares that may be made subject to Stock Options and Non-Tandem Stock Appreciation Rights granted pursuant to the Plan is Two Hundred Thousand (200,000) (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article X of the Plan). The Corporation shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued shares, or out of Shares held in the Corporation's treasury, or partly out of each, as shall be determined by the Board. No fractional Shares shall be issued with respect to Stock Options or Stock Appreciation Rights granted under the Plan.

         In the event that any outstanding Stock Option or Stock Appreciation Right under the Plan for any reason expires, is terminated, forfeited or is canceled prior to the expiration date of the Plan, the Shares called for by the unexercised portion of such Stock Option or Stock Appreciation Right may, to the extent permitted by Rule 16b-3 under the Exchange Act, again be subject to a Stock Option or Stock Appreciation Right under the

Plan.


           ARTICLE V.  ELIGIBILITY FOR AWARD OF STOCK OPTIONS
                    AND/OR STOCK APPRECIATION RIGHTS

         All officers who are Employees and other Employees of one or more of the Affiliates shall be eligible to receive Stock Options and/or Stock Appreciation Rights under the Plan. Non-Employee directors shall not be eligible to participate in the Plan. However, a person who otherwise is an eligible officer or Employee shall not be disqualified from participation in the Plan by virtue of being a director of the Corporation or any Subsidiary.


               ARTICLE VI.  GRANT OF STOCK OPTIONS AND/OR
                        STOCK APPRECIATION RIGHTS

         The Committee or Subcommittee may in its sole discretion grant Stock Options and/or Stock Appreciation Rights to such Employees as it determines appropriate consistent with Article V. Stock Options and/or
Stock Appreciation Rights shall be evidenced by Stock Option and/or Stock Appreciation Rights agreements (which need not be identical) in such forms as the Committee may from time to time approve.

         Stock Option and/or Stock Appreciation Right agreements shall conform to the terms and conditions of the Plan. Such agreements may provide that the grant of any Stock Option and/or Stock Appreciation Right under the Plan, or that Stock acquired pursuant to the exercise of any Stock Option and/or Stock Appreciation Right, shall be subject to such other conditions (whether or not applicable to the Stock Option and/or Stock Appreciation Right, or Stock received by any other Participant), as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the participant in financing the purchase of Stock through the exercise of Stock Options, provisions for forfeiture, or restrictions on resale or other disposition, of Shares acquired under the Plan, provisions giving the Corporation the right to repurchase Shares acquired under the Plan in the event the Participant elects to dispose of such Shares, and provisions to comply with Federal and State securities laws and Federal and State income tax and other payroll tax withholding requirements. Stock Options granted under this Plan which are intended to qualify as Incentive Stock Options shall be specifically designated as such in the Stock Option agreement.

6.1 OPTION PRICE OF STOCK OPTIONS. The exercise price for each Stock Option granted under the Plan shall be determined by the Committee or Subcommittee; provided, however, that it shall not be less than the Fair Market Value of the Stock on the date of grant.
6.2 EXERCISABILITY AND TERMS OF STOCK OPTIONS AND/OR STOCK APPRECIATION RIGHTS. The Committee or Subcommittee shall, subject to the terms of the Plan, determine the dates after which Stock Options and/or Stock

Appreciation Rights may be exercised, in whole or in part, and may establish a vesting schedule that must be satisfied before Stock Options and/or Stock Appreciation Rights may be exercised; provided, however, that no Stock Option and/or Stock Appreciation Right may be exercisable within six months of the date it is granted, other than in the event of an acceleration as provided in Section 6.3. A Stock Option and/or Stock Appreciation Right may provide that if it is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable during the term of the Stock Option and/or the Stock Appreciation Right.

         All Incentive Stock Options shall have a term of no more than ten years from the date of grant. Upon the Termination of Service of a Participant due to (i) voluntary resignation or involuntary dismissal without Cause, or (ii) Retirement, all Stock Options and/or Stock Appreciation Rights that have not become exercisable before the date the Participant Terminates Service shall be forfeited and terminated immediately. The Participant may exercise a Stock Option and/or Stock Appreciation Right to the extent it was exercisable by him on the date immediately preceding such Termination within the lesser of (i) one month from the date of Termination (six months from the date of Termination in the case of Retirement), or (ii) the balance of the stated term of the Stock Option and/or Stock Appreciation Right. If a Participant's employment shall be terminated with Cause, all Stock Options and/or Stock Appreciation Rights granted to such Participant that have not been exercised prior to such Termination for Cause shall, whether or not exer-cisable, be forfeited immediately upon such Termination.

6.3 ACCELERATED VESTING AND EXERCISABILITY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. If a Participant shall Terminate Service by reason of his death or Disability, all Stock Options and/or Stock Appreciation Rights granted to such Participant that have not become exercisable on or before the date of such Termination shall immediately become both "vested" and fully exercisable. All Stock Options and/or Stock Appreciation Rights held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of one year from the date of such Termination, or until the expiration of the stated term of such Stock Options and/or Stock Appreciation Rights, whichever period is shorter.

         Notwithstanding the provisions of Section 6.2, in the event of a Change in Control, any Stock Option and/or Stock Appreciation Right granted under the Plan to a Participant which has not, as of the date of the Change in Control, become exercisable shall immediately become both "vested" and fully exercisable.

6.4 NONTRANSFERABILITY OF STOCK OPTIONS AND/OR STOCK APPRECIATION RIGHTS. No Stock Option or Stock Appreciation Right shall be transferable except by will or the laws of descent and distribution. During the lifetime of the Participant, the Stock Option and/or Stock Appreciation Right shall be exercisable only by him or, in the event of the Participant's incapacity or death, by the Participant's guardian or legal representative. More specifically, without limitation, no Stock Option and/or Stock Appreciation Right may be assigned, transferred (except as specifically permitted by the Plan or the terms of the specific Stock Option or Stock Appreciation Right agreement consistent with the Plan), pledged or hypothecated in any way, nor shall it be assignable by operation of law or subject to execution, attachment, garnishment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option and/or Stock Appreciation Right contrary to the provisions hereof, and the levy of any execution, attachment, garnishment or similar process upon the Stock Option and/or Stock Appreciation Right, shall be null and void, and without force or effect. The Committee may, however, in its sole discretion, allow for transfers of Nonqualified Stock Options, Non-Tandem Stock Appreciation Rights, and Tandem Stock Appreciation Rights issued in connection with Non-Qualified Stock Options to family members, subject to such conditions or limitations as the Board may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes.

6.5  NO OBLIGATION TO EXERCISE STOCK OPTIONS AND/OR STOCK APPRECIATION
RIGHTS.   The grant of a Stock Option and/or Stock Appreciation Right shall impose no obligation on the Participant to exercise such Stock Option and/or Stock Appreciation Right.

6.6 CANCELLATION OF STOCK OPTIONS AND/OR STOCK APPRECIATION RIGHTS. The Committee, or Subcommittee, in its discretion, may, with the consent of any Participant, cancel any outstanding Stock Option and/or Stock
Appreciation Right.

6.7 NO RIGHTS AS A STOCKHOLDER. A Participant or a transferee of a Stock Option and/or Stock Appreciation Right shall have no rights as a stockholder with respect to any Share covered by his Stock Option and/or Stock Appreciation Right until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

6.8 SPECIAL PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS. To the extent the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Stock with respect to which any Stock Options granted hereunder which are intended to be Incentive Stock Options may be exercisable for the first time by the Participant in any calendar year (under this Plan or any other stock option plan of the Corporation or any parent or Subsidiary thereof) exceeds $100,000, such Stock Options shall not be considered Incentive Stock Options.

         No Incentive Stock Option may be granted to an individual who, at the time the Stock Option is granted, owns directly, or indirectly within the meaning of Section 424(d)of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of any parent or Subsidiary thereof, unless such Stock

Option (i) has an exercise price of at least 110 percent of the Fair Market Value of the Stock on the date of the grant of such Stock Option, and (ii) cannot be exercised more than five years after the date it is granted.

         Each participant who receives an Incentive Stock Option must agree to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (i) two years after the date the Participant was granted the Incentive Stock
Option or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Participant provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

         Any other provision of the Plan to the contrary notwithstanding, no Incentive Stock Option shall be granted after the date which is ten years from the date this Plan is adopted, or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

6.9  DEFERRED EXERCISE OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.
If a Participant's timely exercise of a Nonqualified Stock Option and/or Stock Appreciation Right during a given taxable year, together with other compensation paid to the Participant for such year, would result in a disallowance for Federal income tax purposes, pursuant to Section 402(m) of the Code, of a deduction to the Corporation of all or part of the Participant's income to be recognized during such taxable year for Federal income tax purposes upon such exercise, then such Participant's exercise of such Nonqualified Stock Option and/or Stock Appreciation Right shall be ineffective and such exercise shall be automatically deferred (except to the extent specifically permitted by the Committee) beyond the end of such taxable year of the Corporation to the extent necessary to avoid such disallowance of a deduction to the Corporation. The deferral of exercise of a Nonqualified Stock Option and/or Stock Appreciation Right provided by this Section 6.9 shall be until the next succeeding taxable year in which the Corporation is not denied a tax deduction related to such exercise. The deferral of exercise is for the Corporation's benefit and therefore supersedes any other limitation on exercisability which may be set forth in any other provision of this Plan or any Stock Option or Stock Appreciation Right agreement.


                 ARTICLE VII.  EXERCISE OF STOCK OPTIONS

         Any Stock Option may be exercised in whole or in part at any time subsequent to such Stock Option's becoming exercisable during the term of such Stock Option; provided, however, that each partial exercise shall be for whole Shares only. Each Stock Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Stock Option) that such Stock Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or State securities laws or regulations; (iv) in the event that the Stock Option or portion thereof shall be exercised pursuant to Section 6.3 or 6.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Option or portion thereof; and (v) full payment to the Corporation of all amounts which, under Federal or State law, it is required to withhold upon exercise of the Stock Option (as specified in Section 7.3 below).

7.1 SHARE CERTIFICATES. Upon receiving notice and payment, the Corporation will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and nonassessable. The Corporation shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any Federal or State law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which may be necessary or advisable; and (ii) the obtaining of any approval or other clearance from any Federal or State governmental agency which may be necessary or advisable.

7.2 PAYMENT FOR SHARES. Payment for Shares purchased under a Stock Option granted hereunder shall be made in full upon exercise of the Stock Option, by certified or bank cashier's check payable to the order of the Corporation or, unless otherwise prohibited by the terms of a Stock Option agreement, by one or more of the following: (i) in the form of Shares already owned by the Participant based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Stock Option is granted; (ii) by a combination thereof, in each case in the manner provided in the Stock Option agreement; or (iii) by any other means acceptable to the Corporation. To the extent the Stock Option exercise price may be paid in Shares as provided above, Shares delivered by the Participant may be
(i) Shares which were received by the Participant upon exercise of one or more Incentive Stock Options, but only if such Shares have been held by the Participant until the later of (a) two years from the date the Incentive Stock Options were granted or (b) one year after the transfer of Shares to the Participant, or (ii) Shares which were received by the Participant upon exercise of one or more Nonqualified Stock Options and/or Stock Appreciation Rights, but only if such Shares have been held by the Participant for at least six months.

7.3 SHARE WITHHOLDING. The Committee shall require that a Participant pay to the Corporation, at the time of exercise of a Nonqualified Stock

Option and/or Stock Appreciation Right, such amount as the Committee deems necessary to satisfy the Corporation's obligation to withhold Federal or State income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon. A Participant may satisfy such withholding requirements by having the Corporation withhold from the number of Shares otherwise issuable upon exercise of the Stock Option and/or Stock Appreciation Right that number of shares having an aggregate fair market value on the date of exercise equal to the minimum amount required by law to be withheld; provided, however, that in the case of an exercise by a Participant who is subject to Section 16(b) of the Exchange Act, such Participant must (i) exercise the Stock Option and/or the Stock Appreciation Right during the period beginning on the third business day following the date of release to the press of the quarterly or annual summary of earnings for the Corporation, and ending on the twelfth business day following such date, or (ii) irrevocably elect to utilize Share withholding at least six months prior to the date of exercise.

7.4      LOANS.     The Corporation may make loans to such Participants as the
Committee, in its discretion, may determine in connection with the exercise of Stock Options granted under the Plan; provided, however, that the Committee shall not authorize the making of any loan where the possession of such discretion or the making of such loan would either result in a "modification" (as defined in Section 424 of the Code) of any Incentive Stock Option or disqualify such Stock Option from otherwise qualifying as an Incentive Stock Option. Such loans may be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans may bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates. In no event may any such loan exceed the exercise price, at the date of exercise, of the Shares covered by the Stock Option or portion thereof exercised by the Participant. When a loan shall have been made, the Committee may require that Shares of Common Stock and/or other collateral having a fair market value at least equal to the principal amount of the loan shall be pledged by the Participant to the Corporation as security for payment of the unpaid balance of the loan. Every loan shall also comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction thereof.


      ARTICLE VIII.  EXERCISE OF TANDEM STOCK APPRECIATION RIGHT

         A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Stock Option is exercisable. Each Tandem Stock Appreciation Right, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Tandem Stock Appreciation Right) that such Tandem Stock Appreciation Right, or a specified portion thereof, is being exercised;
(ii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or State securities laws or regulations; (iii) in the event that the Tandem Stock Appreciation Right or portion thereof shall be exercised pursuant to
Section 6.3 or 6.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Tandem Stock Appreciation Right or portion thereof; and (iv) full payment to the Corporation of all amounts which, under Federal or State law, it is required to withhold upon exercise of the Stock Appreciation Right (as specified in Section 7.3).

         On exercise of a Tandem Stock Appreciation Right, the Participant shall surrender unexercised, the related Stock Option (or such portion or portions thereof which the Participant from time to time determines to surrender for this purpose) and shall receive in exchange, subject to the rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (A) the excess of
(i) the Fair Market Value of the Stock on the exercise date per share over
(ii) the Option Price of the related Stock Option per share, times (B) the number of Shares called for by the related Stock Option or portion thereof which is surrendered.

         The payment due the Participant upon the exercise of a Tandem Stock Appreciation Right shall be made (i) in cash, (ii) in Common Stock (valued with reference to the Fair Market Value of Stock as of the date of exercise), or (iii) partly in cash and partly in Common Stock (valued with reference to the Fair Market Value of Stock as the date of exercise), as set forth by the Tandem Stock Appreciation Right agreement, and by the Committee, in its sole discretion. If the payment is to be made in Common Stock, no fractional shares of Common Stock shall be issued and cash payment shall be made in lieu of fractional shares. Notwithstanding any provision in this Plan to the contrary, in the case of an exercise of a Tandem Stock Appreciation Right by a Participant who is subject to Section 16(b) of the Exchange Act, such Participant may exercise the Tandem Stock Appreciation Right only during the period beginning on the third business day following the date of release to the press of the quarterly or annual summary of earnings for the Corporation, and ending on the twelfth business day following such date.

         Any Shares issuable and deliverable upon the exercise of a Tandem Stock Appreciation Right shall be fully paid and nonassessable. The Cor-poration shall not be required to issue or deliver any certificate or certificates upon the complete or partial exercise of a Tandem Stock Appreciation Right prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any Federal or State law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which the Corporation may deem necessary or advisable; and (ii) the obtaining of any approval or other clearance from any Federal or State governmental agency which the Corporation may deem necessary or advisable.

         No payment shall be required from the Participant upon the exercise of a Tandem Stock Appreciation Right, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be withheld or paid prior to or concurrently with delivery of cash or Shares.

         Upon the exercise of a Tandem Stock Appreciation Right, the number of Shares subject to exercise under the related Stock Option shall automatically be reduced by the number of Shares represented by the Stock Option or portion thereof surrendered. Shares subject to Stock Options or portions thereof surrendered upon the exercise of a Tandem Stock Appreciation Right shall not be available for subsequent awards under this Plan.

         Notwithstanding any provision in this Plan to the contrary, a Tandem Stock Appreciation Right shall be issued in connection with an Incentive Stock Option only if the Tandem Stock Appreciation Right meets the following requirements:

         (a) The Tandem Stock Appreciation Right will expire no later than the expiration of the underlying Incentive Stock Option;

         (b) The Tandem Stock Appreciation Right provides for a payment to the Participant not in excess of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of Stock subject to the underlying Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised;

         (c) The Tandem Stock Appreciation Right is transferable only when the underlying Incentive Stock Option is transferable, and under the same conditions;

         (d) The Tandem Stock Appreciation Right may be exercised only when the underlying Stock Option is eligible to be exercised; and

         (e) The Tandem Stock Appreciation Right may be exercised only when the Fair Market Value of Stock subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.


     ARTICLE IX.  EXERCISE OF NON-TANDEM STOCK APPRECIATION RIGHT

         Each Non-Tandem Stock Appreciation Right, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Non-Tandem Stock Appreciation Right) that such Non-Tandem Stock Appreciation Right, or a specified portion thereof, is being exercised; (ii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or State securities laws or regulations; (iii) in the event that the Non-Tandem Stock Appreciation Right or portion thereof shall be exercised pursuant to Section 6.3 or 6.4 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Non-Tandem Stock Appreciation Right or portion thereof; and (iv) full payment to the Corporation of all amounts which, under Federal or State law, it is required to withhold upon exercise of the Stock Appreciation Right (as specified in Section 7.3).

         On exercise of a Non-Tandem Stock Appreciation Right, the Participant shall receive, subject to the rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (A) the excess of (i) the Fair Market Value of Stock on the exercise date over (ii) the Fair Market Value of Stock on the date of grant, times (B) the number of Shares which are subject to the Non-Tandem Stock Appreciation Right which is being exercised.

         The payment due the Participant upon the exercise of a Non- Tandem Stock Appreciation Right shall be made (i) in cash, (ii) in Common Stock (valued with reference to the Fair Market Value of Stock as of the date of exercise), or (iii) partly in cash and partly in Common Stock (valued with reference to the Fair Market Value of Stock as the date of exercise), as set forth by the Non-Tandem Stock Appreciation Right agreement, and by the Committee, in its sole discretion. If the payment is to be made in Common Stock, no fractional shares of Common Stock shall be issued and cash payment shall be made in lieu of fractional shares. Notwithstanding any provision in this Plan to the contrary, in the case of an exercise of a Non-Tandem Stock Appreciation Right by a Participant who is subject to
Section 16(b) of the Exchange Act, such Participant may exercise the Non-Tandem Stock Appreciation Right only during the period beginning on the third business day following the date of release to the press of the quarterly or annual summary of earnings for the Corporation, and ending on the twelfth business day following such date.

         Any Shares issuable and deliverable upon the exercise of a Non-Tandem Stock Appreciation Right shall be fully paid and nonassessable. The Cor-poration shall not be required to issue or deliver any certificate or certificates upon the complete or partial exercise of a Non-Tandem Stock Appreciation Right prior to fulfillment of (i) the completion of any registration or other qualification of such Shares under any Federal or State law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which the Corporation may deem necessary or advisable; and (ii) the obtaining of any approval or other clearance from any Federal or State governmental agency which the Corporation may deem necessary or advisable.

         No payment shall be required from the Participant upon the exercise of a Non-Tandem Stock Appreciation Right, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be withheld or paid prior to or concurrently with delivery of cash or Shares.


            ARTICLE X.  ADJUSTMENT FOR RECAPITALIZATION, ETC.

         The aggregate number of Shares which may be purchased under the Plan pursuant to Stock Options or issued pursuant to Stock Appreciation Rights, the number of Shares covered by each outstanding Stock Option and Stock Appreciation Right, and the exercise price of each Stock Option and the Fair Market Value of Stock on the date of grant of a Non-Tandem Stock

Appreciation Right shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Corporation, or reorganization, merger or consolidation, or other similar change affecting the Shares.

         Such adjustment to a Stock Option or Stock Appreciation Right shall be made without a change to the total exercise price applicable to the unexercised portion of the Stock Option or total value applicable to the unexercised portion of a Stock Appreciation Right (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Participants, the Corporation, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.

         In the event of a transaction involving (i) the liquidation or dissolution of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Corporation's assets, provision shall be made in connection with such transaction for the assumption of Stock Options and/or Stock Appreciation Rights theretofore granted under the Plan, or the substitution for such Stock Options and/or Stock Appreciation Rights of new Stock Options and/or Stock Appreciation Rights of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Stock Options and/or Stock Appreciation Rights issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the fair market value of a Share multiplied by the number of Shares subject to the Stock Options or Stock Appreciation Rights (to the extent such Stock Options or Stock Appreciation Rights have not been exercised) less the exercise price for such Stock Options (to the extent such Stock Options have not been exercised) or the Fair Market Value of the Stock on the date of grant of such Stock Appreciation Rights (to the extent such Stock Appreciation Rights have not been exercised); provided, however, that in no event shall the Committee take any action or make any determination under this Article X which would prevent a transaction described in clause (ii) or (iii) above from being treated as a pooling of interests under generally accepted accounting principles.


     ARTICLE XI.  GOVERNMENT REGULATIONS AND REGISTRATION OF SHARES

         The Plan, and the grant and exercise of Stock Options and/or Stock Appreciation Rights thereunder, and the Corporation's obligation to sell, deliver stock, and make payments under such Stock Options and/or Stock Appreciation Rights, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

         Each Stock Option and/or Stock Appreciation Right is subject to the requirement that if, at any time, the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or NASDAQ or under any State or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, free of any conditions not acceptable to the Committee. The Corporation shall not be deemed, by reason of the granting of any Stock Option and/or Stock Appreciation Right, to have any obligation to register the Shares subject to such Stock Option and/or Stock Appreciation Right under the Securities Act or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act.

         Unless a registration statement under the Securities Act and the applicable rules and regulations thereunder is then in effect with respect to Shares issued upon exercise of any Stock Option and/or Stock Appreciation Right (which registration shall not be required), the Corporation shall require that the offer and sale of such Shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Corporation may require, as a condition precedent to the exercise of any Stock Option and/or Stock Appreciation Right, that the person exercising the Stock Option and/or Stock Appreciation Right give to the Corporation written representation and undertaking, satisfactory in form and substance to the Corporation, that he is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Corporation's satisfaction that the offer or sale of the Shares issuable upon exercise of the Stock Option and/or Stock Appreciation Right will not constitute or result in any breach or violation of the Securities Act or any similar State act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Securities Act is not then in effect with respect to the Shares issued upon exercise of a Stock Option and/or Stock Appreciation Right, the Corporation shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Securities Act.

         The Corporation is relieved from any liability for the nonissuance or nontransfer or any delay in issuance or transfer of any Shares subject to Stock Options and/or Stock Appreciation Rights under the Plan which results from the inability of the Corporation to obtain, or in any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Stock Options and/or Stock Appreciation Rights under the Plan if counsel for the Corporation deems such authority necessary for lawful issuance or transfer of any such Shares. Appropriate legends may be placed on the stock cer-tificates evidencing Shares issued upon exercise of Stock Options and/or Stock Appreciation Rights to reflect such transfer restrictions.

                        ARTICLE XII.  OTHER PROVISIONS

         The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

         As used herein, the masculine gender shall include the feminine gender.

         The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

         All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Corporation or to the Corporation at its principal office.

         The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

         Nothing in the Plan or in any Stock Option and/or Stock Appreciation Right granted hereunder shall confer on any Participant or eligible
Employee any right to continue in the employ of the Corporation or any of its Subsidiaries, or to interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate such Participant's or Employee's employment at any time.

         The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Stock Option and/or Stock Appreciation Right in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

         The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Affiliates, or any of them. Nothing in this Plan shall be construed to limit the right of any Affiliate (i) to establish, alter or terminate any other forms of incentives, benefits or compensation for Employees, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an Employee's not participating in this Plan; or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

         Participants shall have no rights as shareholders unless and until certificates for Shares are registered in their names in satisfaction of a properly exercised Stock Option and/or Stock Appreciation Right.

         If the Committee or Subcommittee shall find that any person to whom any benefit is due or payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee or Subcommittee so directs the Corporation, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.


        ARTICLE XIII.  EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

         The Plan is effective as of such date as it is approved by the stockholders of the Corporation in a manner which complies with Rule 16b-3 under the Exchange Act and Section 422 of the Code and applicable State law.


            ARTICLE XIV.  AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may, without the consent of the Corporation's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Stock Options and/or Stock Appreciation Rights theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) materially increase the total number of Shares which may be purchased or acquired pursuant to Stock Options and/or Stock Appreciation Rights granted under the Plan, either in the aggregate or for any Participant or eligible Employee, except as contemplated in Article X; (ii) expand the class of employees eligible to receive Stock Options and/or Stock Appreciation Rights under the Plan; (iii) decrease the minimum Stock Option exercise price; (iv) extend the maximum term of Stock Options and/or Stock Appreciation Rights granted hereunder; (v) extend the term of the Plan; or (vi) take any other action requiring stockholder approval under Rule 16b-3 under the Exchange Act. No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of Rule 16b-3.


                    ARTICLE XV.  SHAREHOLDER APPROVAL

         Anything in the Plan to the contrary notwithstanding, the grant of Stock Options and/or Stock Appreciation Rights hereunder shall be of no force or effect, and no Stock Option and/or Stock Appreciation Right granted hereunder shall vest or become exercisable in any respect, unless and until the Plan is approved by the affirmative vote of the holders of a majority of the Shares present, in person or by proxy, and entitled to vote at a meeting of the shareholders of the Corporation duly held in accordance with the laws of New Jersey.